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                                                                    EXHIBIT 10.8

              FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is entered into as of April 9, 1999, by and among The TriZetto Group, Inc., a Delaware corporation (the "Company"), the persons holding the shares of Common Stock or options to purchase shares of Common Stock (the "Founders' Shares") listed on Schedule A hereto (the "Founders"), the holders of Series A Preferred Stock listed on Schedule A hereto (the "Series A Holders") and the holders of Series B Preferred Stock listed on Schedule A hereto (the "Series B Holders"). The Series A Holders and the Series B Holders are referred to herein collectively as "Holders" and individually as a "Holder."

        WHEREAS, in connection with the Company's issuance of an aggregate of 4,545,454 shares of Series A Preferred Stock pursuant to those certain Series A Preferred Stock Purchase Agreements dated as of April 30, 1998 and October 29, 1998 (the "Series A Purchase Agreements"), the Company entered into an Investor Rights Agreement as a condition to the Closing thereunder.

        WHEREAS, in connection with the Company's subsequent issuance of up to 1,730,770 shares of Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement dated concurrently herewith (the "Series B Purchase Agreement"), the Company has agreed to enter into this First Amended and Restated Investor Rights Agreement (the "Agreement") as a condition to the closing thereunder; and

        WHEREAS, upon execution by a majority of the Founders and the Series A Holders, this Agreement shall supersede that certain Investor Rights Agreement dated as of April 30, 1998.

        NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Company, the Founders, the Series A Holders and the Series B Holders hereby agree as follows:

1.      REGISTRATION RIGHTS

        The Company hereby grants to each of the Series A Holders and the Series B Holders the registration rights set forth in this Section 1, with respect to the Registrable Securities (as hereinafter defined) owned by such Series A Holders and Series B Holders. The Company, the Series A Holders and the Series B Holders agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter between the Company, the Series A Holders and the Series B Holders.

        1.1     DEFINITIONS. AS USED IN THIS SECTION 1:

                1.1.1 The terms "register", "registered", and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                1.1.2 The term "Registrable Securities" means (i) Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock issued to the Series A Holders; (ii) Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock



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issued to the Series B Holders; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable
Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

        1.2     DEMAND REGISTRATION.

                1.2.1 Demand for Registration. If the Company shall receive from the Series A Holders and the Series B Holders a written demand (a "Demand Registration") that the Company effect any registration under the 1933 Act of at least thirty-five percent (35%) of the combined outstanding Registrable Securities then held by the Series A Holders and the Series B Holders (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 1.9 hereof) the Company will use its best efforts to effect such registration as soon as practicable as may be so demanded and as will permit or facilitate the sale and distribution of all or such portion of the such Holders' Registrable Securities as are specified in such demand, provided that the Company shall not be obligated to take any action to effect any such registration, pursuant to this Section 1.2:

                        (a) Within ninety (90) days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration relating solely to employee benefit plans);

                        (b)     Prior to the earlier of (i) April 30, 2002, or
(ii) six (6) months after the closing of the initial public offering of shares of the Company's Common Stock; or

                        (c) In the event such Demand Registration is for the Company's initial public offering, unless the holders of at least seventy-five percent (75%) of the Registrable Securities have consented to such registration.

                1.2.2 Underwriting. If the Series A Holders and the Series B Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 1.2.

        The Company shall, together with the Series A Holders and the Series B Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Series A Holders and the Series B Holders representing a majority of the Registrable Securities for which registration is demanded and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise the Series A Holders and the Series B Holders, and, provided all other securities proposed to be included in such registration are excluded first, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced accordingly. For purposes of any underwriter cutback, all Registrable Securities held by the Series A Holders and the Series B Holders or any permissible assignee which is a partnership or corporation shall also include any Registrable Securities held by



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the partners, retired partners, stockholders or affiliated entities of such
Series A Holder and such Series B Holders, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such Series A Holder and such Series B Holder and other persons shall be deemed to be a single "Selling Holder." No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

        If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

        1.3     COMPANY REGISTRATION.

                1.3.1 If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of security holders (including the Series A Holders and the Series B Holders), other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration pursuant to Section 1.2 hereof, the Company will:

                        (a) promptly give to each of the Holders and Founders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                        (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and Founders' Shares specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, or by any of the Holders or Founders, except as set forth in Section 1.3.2 below.

                1.3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders and Founders as a part of the written notice given pursuant to Section 1.3.1(a). In such event, the right of any of the Holders and Founders to registration pursuant to this Section 1.3 shall be conditioned upon such Holders' and Founders' participation in such underwriting and the inclusion of such Holders' Registrable Securities and such Founders' Founders' Shares in the underwriting to the extent provided herein. Each of the Holders and Founders proposing to distribute their securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities and Founders' Shares to be included in the registration and underwriting, or may exclude Registrable Securities and Founders' Shares entirely from such registration and underwriting subject to the terms of this paragraph; provided, however, for any registration other than the registration for the initial public offering of shares of the Company, the limitation shall not reduce the number of Registrable Securities to be included in the offering below twenty percent (20%) of the total number of shares to be included in the offering unless the Holders otherwise consent to or approve the limitation of the number of shares to be



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underwritten. In such event, the Company shall so advise the holders of the
Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities and Founders' Shares, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by other stockholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included pursuant to this Section 1.3 shall be allocated to the Holders with respect to their Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the Registration Statement (excluding any Registrable Securities included pursuant to Section 1.2 hereof). For purposes of any underwriter cutback, all Registrable Securities held by a Holder which is a partnership or corporation shall also include any Registrable Securities held by the partners, retired partners, stockholders or affiliated entities of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such Holder and other persons shall be deemed to be a single "Selling Holder", and any pro rata reduction with respect to such "Selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Holder", as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or Founders disapproves of the terms of the underwriting, such Holder or Founder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities or Founders' Shares so withdrawn shall also be withdrawn from registration.

        1.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with the first two registrations effected pursuant to Section 1.2 and all registrations effected pursuant to Sections 1.3 and 1.9, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company and of one special counsel for the Holders, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes, underwriters' discounts or commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 1.2 for which the Company is obligated to pay expenses pursuant to the preceding sentence. In the absence of such an agreement to forfeit, such Holders shall bear all such expenses. Notwithstanding the preceding sentence, however, (a) if at the time of the withdrawal, such Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holders at the time of their request, of which the Company had knowledge at the time of the request, or (b) in the event that such withdrawal is requested on account of the Registration Statement not being declared effective within at least ninety
(90) days of the date of its filing with the SEC, then such Holders shall not be required to pay any of said expenses and shall retain its rights pursuant to the first sentence of this Section 1.4.



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        1.5     OBLIGATIONS OF THE COMPANY. Whenever required under this Section
1 to effect the registration of any Registrable Securities or Founders' Shares, the Company shall, as expeditiously as reasonably possible:

                1.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and Founders' Shares (if applicable) and use its diligent best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety (90) days or until the Holders and the Founders have completed the distribution relating thereto, provided however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder or Founder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety
(90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities (if applicable) are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(A)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") in the registration statement.

                1.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                1.5.3 Furnish to the Holders and Founders (if applicable) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities and Founders' Shares owned by them.

                1.5.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and Founders (if applicable), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                1.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each of the Holders and Founders (if applicable) participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                1.5.6 Notify each of the Holders and Founders (if applicable) covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits



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to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                1.5.7 Cause all such Registrable Securities and Founders' Shares (if applicable) registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                1.5.8 Provide a transfer agent and registrar for all Registrable Securities and Founders' Shares (if applicable) registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                1.5.9 Furnish, at the request of any of the Holders or Founders, if requesting registration of Registrable Securities or Founders' Shares pursuant to this Section 1, on the date that such Registrable Securities or Founders' Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder and Founder, if requesting registration of Registrable Securities or Founders' Shares, and (ii) to the extent permitted under the rules of the AICPA, a letter, dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder and Founder, if requesting registration of Registrable Securities or Founders' Shares.

        1.6     INDEMNIFICATION.

                1.6.1 The Company will, and does hereby undertake to, indemnify and hold harmless each Holder and Founder, each of such Holder's and Founder's officers, directors, partners and agents, and each person controlling such Holder or such Founder, with respect to any registration, qualification, or compliance effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities or Founders' Shares held by or issuable to such Holder or Founder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Holder, each Founder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Holders, Founders or underwriter and stated to be specifically for use therein.



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                1.6.2   Each Holder and Founder will, if Registrable Securities
or Founders' Shares held by or issuable to such Holder or such Founder are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or such Founder and stated to be specifically for use therein; provided, however, that the liability of each such Holder or such Founder hereunder shall be limited to the net proceeds received by such Holder or such Founder from the sale of securities under such Registration Statement. In no event will any Holder or Founder be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Holder or Founder greater than such Holder's or Founder's obligations under this Section 1.6.

                1.6.3   Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

        1.7 INFORMATION BY THE HOLDERS AND FOUNDERS. If any Holder or Founder includes Registrable Securities or Founders' Shares in any registration, such Holder or Founder shall furnish to the Company such information regarding such Holder or Founder, and the distribution proposed by such Holder or Founder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.



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        1.8     TRANSFER OF REGISTRATION RIGHTS. The rights of the Holders contained in Sections 1.2, 1.3 and 1.9 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder", as applicable, for purposes of this Section 1; provided that such transferee or assignee (a) receives such securities as a partner in connection with partnership distributions of a Holder, or (b) holds at least 50,000 shares of the Registrable Securities held by the transferring Holder; and, provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

        1.9 FORM S-3. If the Company's stock becomes publicly traded, the Company shall use its best efforts to qualify for registration on Form S-3 and to that end the Company shall register (whether or not required by law to do so) its Common Stock under the 1934 Act within twelve (12) months following the effective date of the first registration of any securities of the Company under the 1933 Act. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request an unlimited number of registrations on Form S-3 under this Section 1.9. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, as the case may be, to the extent requested by Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or (ii) more than once during any six (6) month period; or (iii) in the event that the conditions set forth in Section 1.2.1(a) are met (but subject to the limitations set forth therein).

        1.10 DELAY OF REGISTRATION. No Holder or Founder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Series A Holders and Series B Holders holding a majority of the then outstanding Registrable Securities, voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) require the Company to effect a registration or (b) include any securities in any registration filed under Section 1.2, 1.3 or 1.9 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration and includes the equivalent of Section 5.1 as a term.

        1.12 RULE 144 REPORTING. With a view to making available to the Holders, the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                1.12.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;



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                1.12.2  File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act; and

                1.12.3 So long as a Holder owns any Registrable Securities, furnish to such Holder upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        1.13 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Series A Holders and the Series B Holders owning seventy-five percent (75%) of the Registrable Securities owned by all Series A Holders and the Series B Holders (voting together as a single class). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future holder of Registrable Securities, and the Company.

        1.14 EXPIRATION OF RIGHTS. The obligations of the Company to register any Holders' Registrable Securities or Founders' Shares shall terminate five (5) years after the Company's first underwritten public offerings.

2.      RIGHTS OF FIRST REFUSAL

        2.1     RIGHTS ON SALE BY COMPANY.

                2.1.1 Pro Rata Right. The Company hereby grants to the Series A Holders and the Series B Holders the right of first refusal to purchase, pro rata, all New Securities (as defined in Section 2.1.2 below) which the Company may, from time to time, propose to issue, sell or exchange. Each Series A Holder's and each Series B Holder's pro rata share, for purposes of this right of first refusal, is the ratio (A) the numerator of which is the number of shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock held by such Holder, on the date of the Company's written notice pursuant to Section 2.1.3 below; and (B) the denominator of which is the total number of shares of Common Stock then outstanding and issuable upon exercise and conversion of all outstanding options, warrants, rights and convertible securities. This right of first refusal shall be subject to the following additional provisions of this Section 2.1.

                2.1.2   Definition.

                "New Securities" shall mean any capital stock (including the Common Stock or the Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase, subscribe for or otherwise acquire capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided that the term "New Securities" does not include (i) securities issuable upon conversion of or with respect to Series A Preferred Stock or Series B Preferred Stock; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such corporation; (iii) 2,925,000 shares of Common Stock (including options to purchase Common Stock) issued to employees, consultants, vendors or directors of, or other persons with important business relationships with, the Company pursuant to any stock option plan or stock purchase or stock bonus agreement or arrangement approved by the Board of Directors of the Company; (iv) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; or (v) securities offered pursuant to a Qualified Offering.

                2.1.3 Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Series A Holders and Series B Holders written notice, pursuant to the provisions of Section 5.4 hereof, of the proposed issuance, describing the type of New Securities (including a brief description of the rights, preferences and privileges thereof), the number of New Securities proposed to be issued, the proposed issuance date, the price and the general terms upon which the Company proposes to issue the same. Each Series A Holder and Series B Holder shall have thirty
(30) days from the date of receipt (the "Purchase Period"), of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and the other Holders and stating therein the quantity of New Securities to be purchased.

                2.1.4 Company's Right to Sell. If the Series A Holders and Series B Holders (as a group) have not elected to purchase all of their pro rata share of the New Securities, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities not purchased by the Series A Holders and Series B Holders (the "Available New Securities") at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said ninety (90) day period or entered into an agreement to sell the Available New Securities within said ninety (90) day period (or sold and issued the Available New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Series A Holders and Series B Holders in the manner provided above.

        2.2 TERMINATION. The provisions of this Section 2 shall terminate upon the occurrence of any one of the following events: (i) the closing of an underwritten public offering of the Company's Common Stock pursuant to a Qualified Offering; or (ii) with respect to the rights of the Series A Holders and Series B Holders, the number of shares of Common Stock and shares issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock held by the Series A Holders and Series B Holders represent less than two percent (2%) of the fully diluted outstanding shares of Common Stock of the Company.

        2.3 ASSIGNMENT. The right of first refusal set forth in this Section 2 is nonassignable, except that (a) such right is assignable in connection with a sale or assignment of not less than 50,000 shares (as adjusted for stock splits, stock dividends or recapitalizations after the date hereof) of Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock), (b) such right is assignable by a Series A Holder and Series B Holder to any wholly-owned subsidiary or parent of, or to any corporation, entity or other person which is, within the meaning of the 1933 Act, controlling, controlled by or under common control with such Series A Holder and Series B Holder, and (c) such right is assignable by a partnership to its partners in connection with distributions to the partners and if so assigned will be treated as one Series A Holder and Series B Holder for purposes of this
Section 2.

        2.4     AMENDMENT OF RIGHTS OF FIRST REFUSAL. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance either retroactively or prospectively) only with the written consent of the Company, the Series A Holders and the Series B Holders owning seventy-five percent (75%) of the shares described in clause A of Section 2.1.1 above owned by all Series A Holders and Series B Holders or their permitted transferees of such rights.

3.      COVENANTS

        3.1     BASIC FINANCIAL INFORMATION.

                3.1.1 So long as any Series A Holder, Series B Holder or any assignee of such Holder shall own any Registrable Securities the Company shall furnish the following reports to such Holder:

                        (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion thereon, by independent public accountants of national reputation selected by the Company's Board of Directors and by a copy of such accountants' management letter prepared in connection therewith;

                        (b) As soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, the Company's unaudited consolidated balance sheet as of the end of such month and its unaudited statement of income and cash flows for such month, indicating actual results versus the Company's plan, all in reasonable detail and prepared in accordance with generally accepted accounting principles and certified by the principal financial or accounting officer of the Company;

                        (c) No later than thirty (30) days prior to the beginning of each fiscal quarter and not later than sixty (60) days prior to the beginning of each fiscal year, a copy of the Company's annual operating plan for the forthcoming fiscal quarter or year, as the case may be, forecasting the Company's revenues, expenses and cash position on a monthly basis and, as soon as practicable after the adoption thereof, copies of any revisions to such operating plan;

                        (d) With respect to the financial statements called for in subsection (b) of this Section 3.1.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                        (e) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as a Series A Holder, Series B Holder or any assignee of a Series A Holder or Series B Holder may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 3.1.1 to provide information which it deems in good faith to be a trade secret or similar confidential information unless such Series A Holder or Series B Holder agrees to hold such information in confidence.

                3.1.2 The Company may require any recipient of the information set forth in Section 3.1.1 above to execute a reasonable non-disclosure agreement in a form acceptable to Company counsel.

                3.1.3 The rights granted pursuant to this Section 3.1 may be assigned or otherwise conveyed by the Series A Holders or Series B Holders or by any subsequent transferee of Registrable Securities, provided such transferee holds at lease 50,000 shares of Registrable Securities; and provided further, that the Company may refuse to provide such information if the transferee is a competitor of the Company.

        3.2 ANNUAL BUDGETS, CAPITAL EXPENDITURES. At least thirty (30) days prior to the commencement of each fiscal year, the Board of Directors shall approve an operating and capital budget. Any capital expenditures in excess of the budget shall be approved by the Board of Directors.

        3.3 INSPECTION. The Company shall permit the Series A Holders and the Series B Holders, their attorneys, or their other representatives to visit and inspect the Company's properties, to examine the Company's books of account and other records, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as the Series A Holder and the Series B Holders may reasonably request; provided, however, that the Company shall not be obligated pursuant to this paragraph 3.2 to provide trade secret or confidential information or to provide information to any person who the Company reasonably believes is a competitor of the Company.

        3.4 KEY EXECUTIVE INSURANCE. The Company covenants and agrees that for so long as the Series A Preferred Stock or Series B Preferred Stock remain outstanding or until such earlier time as determined by the Board of Directors and approved by the Series A Holders and the Series B Holders owning seventy-five (75%) of the Series A Preferred Stock and Series B Preferred Stock, then outstanding, voting together as a single class, that it will obtain, within a commercially reasonable amount of time, and maintain with a reputable and responsible insurance company or association, term life insurance payable to the Company, in the amount of $5,000,000 on the life of Jeffrey Margolis and $1,000,000 on each of the lives of Dan Spirek and Shaun Bowen.

        3.5     ELECTION OF DIRECTORS.

        (a) The Series A Holders agree as follows: (i) during the term of this Agreement and for so long as Delphi Ventures IV, L.P. ("Delphi") and any of its affiliates (as that term is defined in Rule 405 of Regulation C promulgated under the Securities Act) collectively hold at least fifty percent (50%) of the amount of shares of Series A Preferred Stock and Series B Preferred Stock shown as held by them on Schedule A attached hereto, Fidelity Ventures Limited and Fidelity Investors Limited Partnership ("Fidelity") and any of its affiliates agree to vote its Series A Preferred Stock and Series B Preferred Stock to elect the designee of Delphi as one of the two directors of the Company that the Series A Holders and Series B Holders have the right to elect pursuant to
Section 4.3d(2) of the Certificate of Incorporation; and (ii) during the term of this Agreement and for so long as Fidelity and any of its affiliates (as that term is defined in Rule 405 of Regulation C promulgated under the Securities Act) collectively hold at least fifty percent (50%) of the amount of shares of Series A Preferred Stock and Series B Preferred Stock shown as held by them on Schedule A attached hereto, Delphi agrees to vote its Series A Preferred Stock and Series B Preferred Stock to elect the designee of Fidelity as one of the two directors of the Company that the Series A Holders and Series B Holders have the right to elect pursuant to Section 4.3d(2) of the Certificate of Incorporation.

        (b) In addition to any persons elected by the Series A Holders and Series B Holders pursuant to their separate right to elect directors pursuant to
Section 4.3d(2) of the Certificate of Incorporation, the Series A Holders and Series B Holders agree to vote to elect (i) two (2) persons designated by a majority of the Company's issued and outstanding Common Stock, and (ii) two (2) persons, having relevant outside industry experience, designated by a majority of the members of the Board of Directors elected by the Series A Holders and Series B Holders and pursuant to subsection (i) of this Section 3.5(b).

        3.6 COMPENSATION COMMITTEE. Management compensation shall be determined by a Compensation Committee of the Board of Directors, composed of three (3) directors, one of whom shall be a director elected by the Series A Holders and the Series B Holders, and one of whom shall be a non-employee director.

        3.7 OPTIONS. All options granted, or to be granted and all restricted stock to be issued by the Company, shall vest in equal annual installments over a period of four years from the date of grant. Restricted stock may be granted only to senior management of the Company and may be purchased by promissory note to the Company, provided such notes become due upon termination of employment. The aggregate number of shares of Common Stock issuable to officers, directors, employees, consultants and others with important business relationships with the Company shall not exceed 2,325,000, including shares issued and options granted prior to the date hereof.

        3.8 PROPRIETARY RIGHTS AGREEMENTS. Each officer, employee or consultant of the Company will execute a proprietary information agreement in a form approved by the Company's Board of Directors.

        3.9 EXPIRATION OF COVENANTS. The covenants set forth in this Section 3 shall expire and be of no further force or effect upon the first sale of Common Stock of the Company to the public pursuant to a firm underwriting, which sale is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the 1933 Act, from which the aggregate gross proceeds exceed $15,000,000 at a per share price to the public not less than $6.50 and that results in the Corporation's Common Stock being listed on a national exchange or the Nasdaq National Market (a "Qualified Offering").

        3.10 AMENDMENT OF COVENANTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance either retroactively or prospectively) only with the written consent of the Company, the Series A Holders and the Series B Holders owning seventy-five percent (75%) of the then outstanding Series A Preferred Stock and Series B Preferred Stock, or their permitted transferees of such rights, voting together as a single class.

4.      CO-SALE RIGHTS.

        4.1 RIGHTS OF CO-SALE. In the event a Founder desires, at any time, to sell, transfer, assign or otherwise dispose of any Founders' Shares greater than the number of Exempt Shares (as defined in Section 4.6 below), including any Exempt Shares previously sold (whether now held or hereafter acquired) (the "Offered Shares"), or receives a bona fide offer from a third party to purchase such Offered Shares, such Founder shall deliver a notice (the "Notice") to the Company stating (i) such Founder's bona fide intention to sell or transfer the Offered Shares, (ii) the number of Offered Shares to be sold or transferred,
(iii) the price for which such Founder proposes to sell or transfer such Offered Shares, (iv) the name of the proposed purchaser or transferee, or class of purchaser or transferee, and (v) all other material terms and provisions relating to the proposed sale or transfer. The Secretary of the Company shall then promptly give notice of the contemplated transfer to each Series A Holder and Series B Holder, who shall have the right, exercisable upon written notice to the Founder holding such Offered Shares within thirty (30) days after receipt by such Series A Holder and Series B Holder (an "Electing Holder") from the Company of the notice described above, to participate in such Founder's sale of Offered Shares. To the extent such Electing Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares which such Founder may sell pursuant to the Notice shall be correspondingly reduced. The right of participation of such Electing Holder shall be subject to the following terms and conditions:

                4.1.1 The Electing Holder may sell all or any part of that number of shares of Common Stock of the Company equal to the product obtained by multiplying (i) the aggregate number of Offered Shares covered by the Notice by
(ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company acquired by the Electing Holder pursuant to the Series A Purchase Agreements and/or the Series B Purchase Agreement and at the time owned by the Electing Holder, and the denominator of which is the combined number of shares of Common Stock of the Company acquired by the Electing Holders pursuant to the Series A Purchase Agreements or the Series B Purchase Agreement and at the time owned by such Electing Holders and the Founders' Shares owned by the selling Founder. For purposes of making such computation, the Series A Holder and Series B Holder shall be deemed to own the number of shares of Common Stock into which all its Series A Preferred Stock and Series B Preferred Stock of the Company, if any, is at the time convertible.

                4.1.2 The Electing Holder may effect its participation in the sale by delivering to the Founder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

                        (a) the number of shares of Common Stock which the Series A Holder and Series B Holder elects to sell pursuant to this Section 4.1; or

                        (b) that number of shares of Series A Preferred Stock and Series B Preferred Stock which is at such time convertible into the number of shares of Common Stock which such purchaser elects to sell pursuant to this Section 4.1; provided, however, that if the purchase offeror objects to the delivery of Series A Preferred Stock and/or Series B Preferred Stock in lieu of Common Stock, the Series A Holder and Series B Holder may convert and deliver Common Stock.

        4.2 DELIVERIES. The stock certificate or certificates which a Series A Holder and/or Series B Holder delivers to a Founder pursuant to Section 4.1 shall be transferred by such Founder to the proposed purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and such Founder shall promptly thereafter remit to such Series A Holder and/or Series B Holder that portion of the sale proceeds to which such Series A Holder and/or Series B Holder is entitled by reason of its participation in such sale.

        4.3 SUBSEQUENT SALES OF SHARES. The exercise or non-exercise of the rights of any Series A Holder and Series B Holder hereunder to participate in one or more sales of the Shares made by a Founder shall not adversely affect its rights to participate in subsequent Common Stock sales by such Founder pursuant to this Section 4.

        4.4 PROHIBITED TRANSFERS. In the event any Founder should sell any of the Shares in contravention of the restrictions of this Section 4 (a "Prohibited Transfer"), a Series A Holder and Series B Holder, in addition to such other remedies as may be available at law or in equity or hereunder, shall have the put option provided in Section 4.5 below, and such Founder shall be bound by the applicable provisions of such put option.

        4.5 PUT OPTION. In the event of a Prohibited Transfer, a Series A Holder and Series B Holder shall have the right (but shall not be obligated) to sell to the Founder who made the prohibited transfer a number of shares of Common Stock of the Company (either directly or through conversion of Series A Preferred Stock and Series B Preferred Stock) equal to the number of shares the Series A Holder and Series B Holder would have been entitled to transfer to the proposed purchaser in the Prohibited Transfer pursuant to this Section 4 assuming the Series A Holder and Series B Holder elected to exercise its co-sale rights under Section 4.1 to their fullest extent. Such sale shall be made on the following terms and conditions:

                4.5.1 The price per share at which the shares are to be sold to any such Founder shall be equal to the price per share paid by the purchaser to such Founder in the Prohibited Transfer. Such Founder shall also reimburse the Series A Holder and Series B Holder for any and all reasonable fees and expenses, including attorneys' fees and expenses, incurred pursuant to the exercise of the Series A Holder's and Series B Holder's rights under this
Section 4.5.

                4.5.2 Within ninety (90) days after the later of the dates on which the Series A Holder and/or Series B Holder (i) received notice from such Founder of the Prohibited Transfer or (ii) otherwise have actual knowledge of the Prohibited Transfer, the Series A Holder and/or Series B Holder shall, if exercising the put option created hereby, deliver to such Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer. The failure of the Series A Holder and/or Series B Holder to exercise the put option in such ninety (90) day period shall constitute a waiver of the Series A Holder's and/or Series B Holder's right under this Section 4.5

                4.5.3 Such Founder shall, upon receipt of the certificate or certificates for the shares to be sold by the Series A Holder and/or Series B Holder, pursuant to Section 4.5.2, pay the aggregate purchase price therefor and the amount of fees and expenses reimbursable under Section 4.5.1, by check made payable to the order of the Series A Holder and/or Series B Holder.

        4.6 PERMITTED TRANSFERS. The rights of the Series A Holders and the Series B Holders under this Section 4 shall not pertain or apply to (i) any sale or transfer by a Founder of not more than ten percent (10%) of the shares of Common Stock he or she owned on the date of first sale of Series A Preferred Stock by the Company ("Exempt Shares"), or
(ii) any transfer of the Shares to a Founder's ancestors or descendants or spouse or to a trustee for their benefit or the Founder's benefit; provided that in the case of transfers permitted by clause (ii), (1) such Founder shall inform the Company and the Series A Holder and the Series B Holder of such transfer prior to effecting it and (2) the transferee (the "Permitted Transferee") shall furnish the Company and the Series A Holders and Series B Holders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to such Founder.

        4.7 TERMINATION. The provisions of this Section 4 shall terminate upon the occurrence of any one of the following events: (i) the closing of an underwritten public offering of the Company's Common Stock pursuant to a Qualified Offering; or (ii) the number of shares of Common Stock and shares issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock held by the Series A Holders and Series B Holders represent less than five percent (5%) of the fully diluted outstanding shares of Common Stock of the Company.

        4.8 LEGENDS. Each certificate representing Founders Shares now or hereafter owned by the Founders or issued to any Permitted Transferee pursuant to this Section 4 shall be endorsed with the following legend:

                THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF AN INVESTOR RIGHTS AGREEMENT DATED APRIL 30, 1998, AS AMENDED THEREAFTER, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN CO-SALE RIGHTS AND RIGHTS OF FIRST REFUSAL TO CERTAIN OF THE CORPORATION'S STOCKHOLDERS (OR THEIR ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES AND MAY RESTRICT THE TRANSFER OF THE SHARES FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE CORPORATION FILED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THOSE PERSONS OR ENTITIES HAVING A LEGITIMATE INTEREST WITHOUT CHARGE.

        4.9 AMENDMENT OF CO-SALE RIGHTS. Any provision of this Section 4 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Founders and the Series A Holders and the Series B Holders owning seventy-five percent (75%) of the shares of Common Stock (including shares issuable upon exercise of Series A Preferred Stock and Series B Preferred Stock) acquired by the Series A Holders and the Series B Holders pursuant to the Series A Purchase Agreement or the Series B Purchase Agreement, or their permitted transferees of such rights.

5.      MISCELLANEOUS

        5.1 "MARKET STAND-OFF" AGREEMENT. Each Founder and Holder hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act covering the initial public offering of the Company's Common Stock, he, she or it shall not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donors who agree to be similarly bound) any Common Stock of the Company held by him, her or it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Founder and Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents made and to be performed entirely with the State of California.

        5.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and replaces the Investor Rights Agreement dated April 30, 1998.

        5.4 NOTICES. Any notice, request or other communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if personally delivered or if telegraphed, or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth on below each signature and shall be deemed to have been received when delivered. Any party hereto may by notice so given change its address for future notices hereunder.

        5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        5.7 CAPTIONS. The captions and headings to Sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Agreement.

        5.8 REFERENCES. Any references to forms or schedules governed by the 1933 Act or 1934 Act means such forms or schedules under the 1933 Act and 1934 Act as in effect on the date hereof or any successor forms or schedules subsequently adopted by the SEC.

        IN WITNESS WHEREOF, this First Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.


Address:                                THE TRIZETTO GROUP, INC.

567 San Nicholas Drive
Newport Beach, CA  92660

                                        By: /s/ Jeffrey H. Margolis
                                           -------------------------------------

                                        Its: Chief Executive Officer
                                             and President
                                           -------------------------------------

Address:                                DELPHI VENTURES IV, L.P.

3000 Sand Hill Road                     By: Delphi Management
Building 1, Suite 135                       Partners IV, L.L.C. General Partner
Menlo Park, CA  94025

                                        By: /s/ Donald Lothrop
                                           -------------------------------------

                                        Its: Managing Member
                                           -------------------------------------

Address:                                DELPHI BIOINVESTMENTS IV, L.P.
3000 Sand Hill Road                     By: Delphi Management
Building 1, Suite 135                       Partners IV, L.L.C. General Partner
Menlo Park, CA  94025

                                        By: /s/ Donald Lothrop
                                           -------------------------------------
                                        Its:  Managing Member


Address:                                FIDELITY VENTURES LIMITED
                                        By:  Fidelity Capital Associates, Inc.
82 Devonshire, M/S R25C                 Its: General Partner
Boston, MA  02109

                                        By: /s/ Peter Mann
                                           -------------------------------------
                                        Name: Peter Mann
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

Address:                                FIDELITY INVESTORS II
                                        LIMITED PARTNERSHIP

                                        By: Fidelity Investors Management, LLC
82 Devonshire, M/S R25C                    ------------------------------------
Boston, MA 02109                        Its: General Partner

                                        By: /s/ John J. Remondi
                                           -------------------------------------
                                        Name: John J. Remondi
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

Address:                                FIDELITY INVESTORS LIMITED PARTNERSHIP

82 Devonshire, M/S R25C                 By: Fidelity Investors Management, LLC
Boston, MA 02109                        Its: General Partner


                                        By: /s/ John J. Remondi
                                           -------------------------------------
                                        Name: John J. Remondi
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

Address:                                HLM\UH FUND L.P.

                                        By: HLM\UH Associates LLC
                                        Its: General Partner

                                        By: /s/ A.R. Haberkorn, III
                                           -------------------------------------
                                        Name: A.R. Haberkorn, III
                                             -----------------------------------
                                        Title: Member Manager
                                              ----------------------------------

                                        FOUNDERS

Address:

---------------------------------       /s/ Jeffrey H. Margolis
                                        ----------------------------------------
---------------------------------       Jeffrey H. Margolis

Address:

---------------------------------       /s/ Raymond D. Croghan
                                        ----------------------------------------
---------------------------------       Raymond D. Croghan

                                   SCHEDULE A

                                                                     NO. OF
                                               NO. OF SHARES OF     SHARES OF       NO. OF SHARES
                                                 COMMON STOCK       SERIES A         OF SERIES B
                                               ----------------     ---------       --------------
FOUNDERS:

        Raymond D. Croghan                         4,050,000                   0               0

        Jeffrey H. Margolis                        2,500,000                   0               0

HOLDERS:

        Delphi Ventures IV, L.P.                           0           2,398,111         282,635

        Delphi BioInvestments IV., L.P.                    0              49,441           5,827

        Fidelity Ventures Limited                          0           1,048,951         240,385

        Fidelity Investors Limited                         0             874,126               0
        Partnership

        Fidelity Investors II Limited                      0             174,825         240,385
        Partnership

        HLM\UH Fund L.P.                                   0                   0         961,538
                                                   ---------           ---------       ---------
                                      TOTALS       6,550,000           4,545,454       1,730,770
                                                   =========           =========       =========



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